Exhibit 99.1
INN OF THE MOUNTAIN GODS RESORT AND CASINO
ANNOUNCES THIRD QUARTER RESULTS                              MARCH 15, 2005

Contact Information:

Richard W. Williams
Chief Financial Officer
Inn of the Mountain Gods Resort and Casino
Tele:  (505) 464-7705
Email:  rwilliams@imgresort.com

Mescalero, New Mexico---Inn of the Mountain Gods Resort and Casino ("IMGRC"), a business enterprise of the Mescalero Apache Tribe (the "Tribe"), reported today that net revenue for its fiscal quarter ended January 31, 2005 was $21.7 million, an increase of $1.3 million, or 6.3%, from $20.4 million for the prior year third fiscal quarter. Adjusted EBITDA for the quarter ended January 31, 2005 was $5.1 million as compared to $6.7 million for the prior year period. The $1.6 million decline in adjusted EBITDA is primarily attributable to higher administrative and marketing expenses associated with staffing additions and the promotion of the new resort opening and to lower gaming revenue. These factors were partially offset by an increase in operating income from ski operations from higher revenue as compared with the prior year.

The increase in net revenue was primarily attributable to an increase in revenue in our ski operations of $1.4 million, up 43.2% over last year due to an increase in skier visits, directly attributable to more snowfall this year compared to last. This increase was partially offset by a $0.5 million, or a 3.9%, decline in gaming revenue for the fiscal quarter ended January 31, 2005 compared to the prior year. The decline in gaming revenue primarily relates to the impact from transitioning slots from the old casino (which was subsequently closed on February 21, 2005) to the new resort for the purpose of converting them to ticket-in ticket-out and also to inclement weather beginning in mid-November as compared to last year. For the quarter ended January 31, 2005, the average gross slot win per unit per day was $122 (on a weighted average number of slot machines of 1,091) versus last year's third quarter of $116(on a weighted average number of slot machines of 1,180). The average table game win per unit per day for the period was $566 versus last year's third quarter of $626. The weighted average number of table games was 38 for each of the comparable quarters. Retail revenue was up 6.2% for the quarter over last year while food and beverage revenue was even with the prior year.

Michael French, Chief Operating Officer of IMGRC, in commenting on the quarter stated: "In December, we began transitioning into the new resort facility in preparation of our opening and incurred some expected disruption during this period which has continued up to the opening." Mr. French went on to say, "I am pleased to announce that today we have fulfilled our vision in opening the "Southwest's Best All-Season Resort." This represents a significant milestone, and an exciting one, as we enter a new era. Our Grand Opening festivities are being planned for mid-May, prior to the traditional start of the season on Memorial Day weekend. We look forward to extending our hospitality with all of the expansive amenities we now offer."

ABOUT INN OF THE MOUNTAIN GODS RESORT AND CASINO

IMGRC is a business enterprise of the Tribe, a federally recognized Indian tribe with an approximately 725-square mile reservation situated in the Sacramento Mountains in south-central New Mexico. IMGRC includes all of the resort enterprises of the Tribe including Casino Apache Travel Center, Ski Apache and our new resort scheduled to open on March 15, 2005, which will


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include a 273-room hotel, a 38,000 square foot casino (replacing our recently closed Casino Apache), a fitness center and indoor swimming pool and a 37,000 square foot convention and special events center, which will include capacity for 17,000 square feet of divisible meeting room space.

NON-GAAP FINANCIAL MEASURES

In this press release, IMGRC makes references to adjusted EBITDA. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization and further adjusted to exclude (i) pre-opening costs and expenses related to construction of IMGRC's new resort and casino, (ii) revenue sharing and regulatory fees in excess of those payable under the Tribe's new compact and
(iii) other income. IMGRC is an instrumentality of a sovereign Indian tribe and is not subject to federal or state income tax. IMGRC cautions investors that amounts presented in accordance with its definition of adjusted EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate adjusted EBITDA in the same manner.

Adjusted EBITDA provides an additional way to view IMGRC's operations and, when viewed with both the GAAP results and reconciliation to net income, IMGRC believes provides a more complete understanding of its business than could be obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because (i) IMGRC believes it enhances an overall understanding of IMGRC's past and current financial performance; (ii) IMGRC believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the gaming industry because adjusted EBITDA excludes certain items that may not be indicative of IMGRC's operating results; (iii) measures that are comparable to adjusted EBITDA are often used as an important basis for the valuation of gaming companies; and
(iv) IMGRC adjusted EBITDA internally to evaluate the performance of its operating personnel and also as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of IMGRC's performance) or cash flows provided by operating activities (as an indicator of IMGRC's liquidity), nor should it be considered as an indicator of IMGRC's overall financial performance. Adjusted EBITDA eliminate certain substantial recurring items from net income, such as depreciation and amortization and interest expense. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of IMGRC's results. IMGRC compensates for these limitations by providing the relevant disclosure of depreciation and amortization, interest expense and other items excluded in the calculation of adjusted EBITDA both in its reconciliation to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. IMGRC strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. A reconciliation of adjusted EBITDA to net income is included in the selected financial information that accompanies this press release.



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CONFERENCE CALL

IMGRC will discuss its third quarter results during a conference call on March 16, 2005, at 11:00 a.m. (EST). The call can be accessed via telephone by dialing
(800) 819-9193 and providing the confirmation code 9837448. Interested parties should call at least ten minutes prior to the start of the conference call to register.

FORWARD-LOOKING STATEMENTS

Some information included in this press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Act of 1934. Such statements include information relating to business activities and project development. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "except," "scheduled," or "intend" and similar expressions. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of IMGRC. Additional information concerning these potential factors is included in our Registration Statement on Form S-4 filed with the Securities and Exchange Commission ("SEC") on February 27, 2004, as amended by Amendment Nos. 1, 2 and 3 to Form S-4 filed with the SEC on April 22, May 18 and June 10, 2004, respectively and on our Form 10-K filed with the SEC on July 29, 2004. The forward-looking statements included in this press release are made only as of the date of this release. IMGRC does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. IMGRC cannot assure you that projected results or events will be achieved.



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                   INN OF THE MOUNTAIN GODS RESORT AND CASINO
          (AN UNINCORPORATED ENTERPRISE OF THE MESCALERO APACHE TRIBE)
                         SELECTED FINANCIAL INFORMATION
                  ($ IN THOUSANDS, EXCEPT WIN PER UNIT PER DAY)


                                               QUARTER ENDED                    NINE MONTHS ENDED
                                                JANUARY 31,                        JANUARY 31,
                                      ---------------------------------   -------------------------------
                                        2005                2004              2005              2004
                                      ----------      -----------------   -------------     -------------
                                       (UNAUDITED)       (UNAUDITED)       (UNAUDITED)        (UNAUDITED)
OPERATING RESULTS
Gross revenues                           $   21,859       $   20,853        $  67,383         $  59,701
Net revenues                                 21,672           20,380           67,048            58,800
Income from operations                          497            3,894           13,336            11,096
Net income                                  (1,314)            2,961            6,563            10,322
OTHER DATA
Adjusted EBITDA (1)                      $    5,060       $    6,727        $  22,694         $  19,515
PROPERTY DATA (AS OF THE END OF
PERIOD EXCEPT WIN PER DAY DATA)
  Gross slot win per day                 $      122       $      116        $     145         $     142
  Table games win per day                $      566       $      627        $     626         $     593
  Number of slot machines                     1,091            1,180            1,151             1,180
  Number of table games                          38               38               38                38


                                                  AS OF JANUARY 31,
                                               2005             2004
                                               ----             ----
BALANCE SHEET DATA:
Cash and cash equivalents               $    15,274       $   14,417
Restricted cash                              47,586          152,100
Other current assets                          4,955            3,641
Property and equipment, net                 216,803          129,680
Other non-current assets                     11,581            9,109
                                          ----------   --------------
  Total                                 $   296,199       $  308,947
                                          ==========   ==============

Current liabilities                     $    17,974       $   61,749
Construction payable                         12,716           14,463
Current portion long term debt                  193            1,001
Long term loans                             201,400          201,733
Equity                                       63,916           30,001
                                          ----------   --------------
  Total                                 $   296,199       $  308,947
                                          ==========   ==============



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(1)  See "Non-GAAP Financial Measure" in the text of the release for a discussion of how IMGRC defines and uses adjusted EBITDA. Below is a quantitative reconciliation of adjusted EBITDA to IMGRC's most directly comparable GAAP financial performance measure, net income:

                                           THREE MONTHS ENDED               NINE MONTHS ENDED
                                               JANUARY 31,                     JANUARY 31,
                                      ------------------------------   -----------------------------
                                          2005            2004             2005            2004
                                      -------------   --------------   -------------    ------------
                                       (UNAUDITED)      (UNAUDITED)      (UNAUDITED)     (UNAUDITED)
Net income                               $  (1,314)       $   2,961       $   6,563       $  10,322
  Depreciation and amortization              2,022            1,384           5,042           3,792
Non-operating expense                        1,811              933           6,773             774
                                      -------------   --------------   -------------    ------------
EBITDA                                       2,519            5,278          18,378          14,888
Pre-opening costs and expenses               2,541              597           4,316           2,459
Adjustments for revenue
sharing/regulatory fees (2)                      0              852               0           2,168
                                      -------------   --------------   -------------    ------------
Adjusted EBITDA                           $  5,060        $   6,727       $  22,694       $  19,515
                                      =============   ==============   =============    ============

(2) During the fourth quarter of fiscal 2004, the Tribe and the State of New Mexico settled their outstanding disputes over the computation and payment of revenue sharing and regulatory fees. Pursuant to the settlement agreement, during the second quarter of fiscal 2005, the Tribe paid the State $25.0 million and signed a gaming compact calling for the Tribe to pay to the State 8% of the "net win" from gaming machines operated by IMGRC and regulatory fees of $100,000 per year. IMGRC funded these settlement payments out of cash reserves established for this purpose. Adjusted EBITDA adjusts results for the fiscal quarter ended January 31, 2004 to reflect revenue sharing and regulatory fees at the levels in the new compact.


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                   INN OF THE MOUNTAIN GODS RESORT AND CASINO

          (AN UNINCORPORATED ENTERPRISE OF THE MESCALERO APACHE TRIBE)

                        CONSOLIDATED STATEMENT OF INCOME
                                ($ IN THOUSANDS)


                                             QUARTER ENDED                    NINE MONTHS ENDED
                                              JANUARY 31,                        JANUARY 31,
                                    --------------------------------    -------------------------------

                                        2005              2004              2005              2004
                                    --------------    --------------    -------------     -------------
                                      (UNAUDITED)       (UNAUDITED)      (UNAUDITED)       (UNAUDITED)
Revenues

   Gaming                             $    13,061        $   13,598        $  48,004         $  45,364
   Food and beverage                        1,425             1,447            4,199             4,056
   Recreation, retail, & other              7,373             5,817           15,180            10,281
                                    --------------    --------------    -------------     -------------
     Gross revenues                        21,859            20,853           67,383            59,701
      Less - promotional allowances           187               473              335               901
                                    --------------    --------------    -------------     -------------
        Net revenue                        21,672            20,380           67,048            58,800

   Operating expenses                      21,175            16,486           53,712            47,704
                                    --------------    --------------    -------------     -------------

Income (loss) from operations                 497             3,894           13,336            11,096
                                    --------------    --------------    -------------     -------------

Other income (expense):
   Interest income                            160               307              513               329
   Interest expense                        (1,970)           (1,297)          (7,385)           (1,297)
   Other income                                (1)               57               99               194
                                    --------------    --------------    -------------     -------------
     Total other income                    (1,811)             (933)          (6,773)             (744)
                                    --------------    --------------    -------------     -------------

     Net income (loss)                 $  (1,314)         $   2,961        $   6,563         $  10,322
                                    ==============    ==============    =============     =============

